UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2019

PFSweb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive
Allen TX 75013
(Address of principal executive offices)

(972) 881-2900
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company _

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  _

Explanatory Note
On April 2, 2019, PFSweb, Inc. (the “Company”) filed a current report on Form 8-K reporting that, effective April 1, 2019, the Company and Mr. Travis Hess, former Chief Revenue Officer and LiveArea General Manager, agreed to part ways with Mr. Hess seeking other opportunities. This Form 8-K/A is being filed to disclose the material terms of Mr. Hess’ separation agreement, the terms of which were not yet finalized as of the time of filing of the current report on Form 8-K on April 2, 2019.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2019, in connection with Mr. Hess’ separation, the Company and Mr. Hess entered into a Separation Agreement and General Release (the “Separation Agreement”). Pursuant to the Separation Agreement, subject to the passing of a seven day revocation period, Mr. Hess shall receive certain compensation in consideration of his execution of a release of claims in favor of the Company and his agreement to certain restrictive covenants. Mr. Hess will receive (i) the continuation of his salary during the 12-month period following his termination in accordance with the Company’s general payroll practices; (ii) the continuation of his group health benefits, unless and until Mr. Hess becomes eligible for group health benefits through a subsequent employer; (iii) the issuance of certain long term incentive equity awards previously granted under the Company’s Stock and Incentive Plan and the continued vesting of the same during the 12-month period following termination; and (iv) $10,000, as cash bonus related to his services for fiscal year 2019. Mr. Hess will also be eligible to earn 0.5 to 2.5% sales commission on certain pending sales through May 2019.
Pursuant to the terms of the Separation Agreement, Mr. Hess is subject to certain restrictive covenants, including restrictions on his ability to compete with the Company and solicit the employees and customers of the Company for a period of one year following his separation.
The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Separation Agreement and General Release, by and between PFSweb, Inc. and Travis Hess, dated as of May 7, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFSweb, Inc.

Dated: May 13, 2019	By:	/s/ Thomas J. Madden
Thomas J. Madden
Executive Vice President, Chief Financial and Accounting Officer